Exhibit 4.52

Amendment and Supplementary Agreement to

NIO CHINA SERIES B INVESTMENT AGREEMENT

This Amendment and Supplementary Agreement to NIO China Series B Investment Agreement (this “Amendment and Supplementary Agreement”) is made on December 28, 2024 (the “Execution Date”) by and among:

1.

Hefei Jianheng New Energy Automobile Investment Fund Partnership (Limited Partnership), a limited partnership duly established and existing under the Laws of the People’s Republic of China (the “PRC”, for the purpose of this Amendment and Supplementary Agreement, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan), holding a business license with unified social credit code of 91340111MA2UU69EX8, and with its executive partner being Hefei Construction Investment Capital Management Co., Ltd., and registered office at Room 101, Area G, Intelligent Equipment Technology Park, No. 3963 Susong Road, Economic and Technological Development Area, Hefei City, Anhui Province (“Jianheng New Energy Fund”);

2.

Hefei Jianxiang Investment Co., Ltd., a limited liability company duly established and existing under the Laws of the PRC, holding a business license with unified social credit code of 91340100060811593C, and with its legal representative being GUO Zhaozhi and registered office at NO. 229, Wuhan Road, Binhu New District, Hefei City (“Hefei Jianxiang”);

3.

CS Capital Co., Ltd., a limited liability company duly established and existing under the Laws of the PRC, holding a business license with unified social credit code of 91130600MA094UG35F, and with its legal representative being GAO Guohua and registered office at North Dong Ao Wei Road, Luosa Street, Rongcheng County, Baoding City, Hebei Province (“CS Capital”);

4.

Anhui Provincial Emerging Industry Investment Co., Ltd., a limited liability company duly established and existing under the Laws of the PRC, holding a business license with unified social credit code of 9134000032543101X1, and with its legal representative being XU Xianlu and registered address at Room 301, Innovation Building, 860 Wangjiang West Road, High-tech District, Hefei City, Anhui Province (“Anhui High-tech Co.”);

5.

Anhui Emerging Industry Yuwen Weiyuan Technology Partnership Enterprise (Limited Partnership), a limited partnership duly established and existing under the Laws of the PRC, holding a business license with unified social credit code of 91340100MAE0UF7A30, and with its executive partner being Anhui Zhong’an Xingyuan Investment Management Co., Ltd., and registered office at Room 3921, 39th Floor, NO.A1 Building, Zhong’an Chuanggu Science and Technology Park, No. 920 Wangjiang West Road, Chengxiqiao Community Service Center, High-tech Zone, Hefei City, Anhui Province (“Anhui Emerging Industry Yuwen

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Weiyuan Technology”, together with the CS Capital and/or its designated investment entity and Hefei Jianxiang, the “Investors”);

6.

NIO Inc., a company duly organized and validly existing under the laws of the Cayman Islands and having its registered address at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“NIO Inc.”);

7.

Nio Nextev Limited, a limited company duly organized and validly existing under the laws of Hong Kong, with company number of 2199750 and its registered address at 30th Floor, Jardine House, 1 Connaught Place, Central, Hong Kong (“NIO HK”);

8.

NIO User Enterprise Limited, a limited company duly organized and validly existing under the laws of Hong Kong, with company number of 2487823 and its registered address at 30th Floor, Jardine House, 1 Connaught Place, Central, Hong Kong (“UE HK”);

9.

NIO Power Express Limited, a limited company duly organized and validly existing under the laws of Hong Kong, with company number of 2472480 and its registered address at 30th Floor, Jardine House, 1 Connaught Place, Central, Hong Kong (“PE HK”, together with NIO HK and UE HK, the “NIO HK Holding Platforms”; together with NIO Inc., the “NIO Parties”); and

10.

NIO Holding Co., Ltd., a limited liability company duly organized and validly existing under the laws of the PRC with its unified social credit code of 91340111 MA2RAD3M4R, with its legal representative being LI Bin and its registered address at Building F, Hengchuang Intelligent Science and Technology Park, No. 3963, Susong Road, Economic and Technological Development Zone, Hefei City, Anhui Province (the “NIO China”, “Target Company” or the “Company”).

In this Amendment and Supplementary Agreement, the above parties are referred to individually as a “Party” and collectively as the “Parties”.

Except as otherwise provided in this Amendment and Supplementary Agreement, the terms in this Amendment and Supplementary Agreement shall bear the same meaning and be subject to the same rule of interpretation as given in the Series B Investment Agreement (as defined below).

WHEREAS:

1.	The Investors, NIO HK Holding Platforms, NIO Inc., and the Company entered into a NIO China Series B Investment Agreement (the “Series B Investment Agreement”) on September 30, 2024;
2.

Jianheng New Energy Fund hereby designates Hefei Jianxiang to succeed to all of its rights and obligations under the Series B Investment Agreement in accordance with this Amendment and Supplementary Agreement, and Hefei Jianxiang agrees to succeed to such rights and obligations in accordance with this Amendment and

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Supplementary Agreement. Anhui High-tech Co. hereby designates Anhui Emerging Industry Yuwen Weiyuan Technology to succeed to all of its rights and obligations all of its rights and obligations under the Series B Investment Agreement in accordance with this Amendment and Supplementary Agreement, and Anhui Emerging Industry Yuwen Weiyuan Technology agrees to succeed to such rights and obligations in accordance with this Amendment and Supplementary Agreement; and

3.

All Parties hereby unanimously agree to make certain amendments and supplements to certain provisions of the Series B Investment Agreement in accordance with this Amendment and Supplementary Agreement.

NOW, THEREFORE, the Parties hereby unanimously agree and acknowledge that Hefei Jianxiang and Anhui Emerging Industry Yuwen Weiyuan Technology shall become parties to the Series B Investment Agreement by executing this Amendment and Supplementary Agreement. The Parties further unanimously agree to the following provisions:

1.

Jianheng New Energy Fund hereby designates Hefei Jianxiang to succeed to all of its rights and obligations under the Series B Investment Agreement in accordance with this Amendment and Supplementary Agreement, and Hefei Jianxiang agrees to succeed to such rights and obligations in accordance with this Amendment and Supplementary Agreement. Anhui High-tech Co. hereby designates Anhui Emerging Industry Yuwen Weiyuan Technology to succeed to all of its rights and obligations under the Series B Investment Agreement in accordance with this Amendment and Supplementary Agreement, and Anhui Emerging Industry Yuwen Weiyuan Technology agrees to succeed to such rights and obligations in accordance with this Amendment and Supplementary Agreement. The term “Parties” in the Series B Investment Agreement shall be amended to include Hefei Jianxiang and Anhui Emerging Industry Yuwen Weiyuan Technology, and the term “Party” shall include any of the aforementioned parties.

2.	Certain definitions under the Series B Investment Agreement shall be amended as follows:

Investors	means	Hefei Jianxiang, CS Capital and/or its designated investment entity and Anhui Emerging Industry Yuwen Weiyuan Technology.

The following definitions shall be added:

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Hefei Jianxiang Capital Increase Price	means	the definition in Article 2.1.1.1 hereof
Anhui Emerging Industry Yuwen Weiyuan Technology Capital Increase Price	means	the definition in Article 2.1.1.1 hereof
Hefei Jianxiang First Installment of Capital Increase Price	means	the definition in Article 3.1.1 hereof
Anhui Emerging Industry Yuwen Weiyuan Technology First Installment of Capital Increase Price	means	the definition in Article 3.1.1 hereof
Hefei Jianxiang Second Installment of Capital Increase Price	means	the definition in Article 3.1.2 hereof
Anhui Emerging Industry Yuwen Weiyuan Technology Second Installment of Capital Increase Price	means	the definition in Article 3.1.2 hereof

The following definitions shall be deleted:

Jianheng New Energy Fund Capital Increase Price	means	the definition in Article 2.1.1.1 hereof
Anhui High-tech Co. Capital Increase Price	means	the definition in Article 2.1.1.1 hereof

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Jianheng New Energy Fund First Installment of Capital Increase Price	means	the definition in Article 3.1.1 hereof
Anhui High-tech Co. First Installment of Capital Increase Price	means	the definition in Article 3.1.1 hereof
Jianheng New Energy Fund Second Installment of Capital Increase Price	means	the definition in Article 3.1.2 hereof
Anhui High-tech Co. Second Installment of Capital Increase Price	means	the definition in Article 3.1.2 hereof

3.	Article 2.1.1.1 of the Series B Investment Agreement shall be amended as follows:

The Parties agree that the Investors shall invest RMB 3,300,000,000.00 (“Investors Capital Increase Price”) to subscribe for RMB 471,446,484.61 newly increased registered capital of the Target Company, representing 5.66% of equity interests in the Target Company after the completion of this Transaction, among which:

(i)

Hefei Jianxiang shall subscribe for RMB 285,725,142.19 of the Target Company’s newly increased registered capital at a price of RMB 2,000,000,000.00 (the “Hefei Jianxiang Capital Increase Price”), representing 3.43% of equity interest in the Target Company after the completion of this Transaction;

(ii)

CS Capital and/or its designated investment entity shall subscribe for RMB 71,431,285.54 of the Target Company’s newly increased registered capital at a price of RMB 500,000,000.00 (the “CS Capital Capital Increase Price”), representing 0.86% of equity interest in the Target Company after the completion of this Transaction;

(iii)

Anhui Emerging Industry Yuwen Weiyuan Technology shall subscribe for RMB 114,290,056.88 of the newly increased registered capital of the Target Company at a price of RMB 800,000,000.00 (the “Anhui Emerging Industry Yuwen

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Weiyuan Technology Capital Increase Price”), which represents 1.37% of equity interest in the Target Company after the completion of this Transaction.

4.	The table in Article 2.1.1.2 of the Series B Investment Agreement shall be amended as follows:

Name of Investor	Capital Increase Price (RMB)	Corresponding Registered Capital (RMB)	Percentage of Equity Interests in the Target Company after Completion of the Transaction	Premium included as Surplus in the Capital Reserve (RMB)
Hefei Jianxiang	2,000,000,000.00	285,725,142.19	3.43%	1,714,274,857.81
CS Capital and/or its designated investment entity	500,000,000.00	71,431,285.54	0.86%	428,568,714.46
Anhui Emerging Industry Yuwen Weiyuan Technology	800,000,000.00	114,290,056.88	1.37%	685,709,943.12
TOTAL	3,300,000,000.00	471,446,484.61	5.66%	2,828,553,515.39

5.	The table in Article 2.2 of the Series B Investment Agreement shall be amended as follows:

Name of Shareholder	Subscribed Capital Contribution (RMB)	Percentage of Subscribed Capital Contribution
NIO HK	5,721,972,155.78	68.70%
UE HK	1,554,211,385.12	18.66%
PE HK	74,264,862.35	0.89%
Jianheng New Energy Fund	262,237,762.24	3.15%
Hefei Jianxiang	285,725,142.19	3.43%
Advanced Manufacturing Industry Investment Fund	157,342,657.35	1.89%
CS Capital and/or its designated investment entity	71,431,285.54	0.86%

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Name of Shareholder	Subscribed Capital Contribution (RMB)	Percentage of Subscribed Capital Contribution
Anhui Sanzhong Yichuang	52,447,552.45	0.63%
New Energy Automobile Fund	34,965,034.97	0.42%
Anhui Emerging Industry Yuwen Weiyuan Technology	114,290,056.88	1.37%
TOTAL	8,328,887,894.87	100.00%

6.	Article 3.1.1(2) and Article 3.1.1(4) of the Series B Investment Agreement shall be amended as follows:

3.1.1(2) Within five (5) business days after NIO Parties have fulfilled its obligation to pay the NIO Parties First Installment of Capital Increase Price under Article 3.1.1(1) hereof, Hefei Jianxiang shall pay 70% of Hefei Jianxiang Capital Increase Price (i.e. RMB 1,400,000,000.00, “Hefei Jianxiang First Installment of Capital Increase Price”) to the bank account opened by the Target Company, of which RMB 200,007,599.53 shall be included in the registered capital of the Target Company and RMB 1,199,992,400.47 shall be included in the capital reserves of the Target Company;

3.1.1(4) Within five (5) business days after NIO Parties have fulfilled its obligation to pay the NIO Parties First Installment of Capital Increase Price under Article 3.1.1(1) hereof, Anhui Emerging Industry Yuwen Weiyuan Technology shall pay 70% of Anhui Emerging Industry Yuwen Weiyuan Technology Capital Increase Price (i.e. RMB 560,000,000.00, “Anhui Emerging Industry Yuwen Weiyuan Technology First Installment of Capital Increase Price”, together with NIO Parties First Installment of Capital Increase Price, Hefei Jianxiang First Installment of Capital Increase Price and the First Installment of Capital Increase Price of CS Capital and/or its designated investment entity, the “First Installment of Capital Increase Price”) to the bank account opened by the Target Company, of which RMB 80,003,039.82 shall be included in the registered capital of the Target Company and RMB 479,996,960.18 shall be included in the capital reserves of the Target Company.

7.	Article 3.1.2(2) and Article 3.1.2(4) of the Series B Investment Agreement shall be amended as follows:

3.1.2(2) Within five (5) business days after NIO Parties have fulfilled its obligation to pay the NIO Parties Second Installment of Capital Increase Price under Article 3.1.2(1) hereof, Hefei Jianxiang shall pay 30% of Hefei Jianxiang Capital Increase Price (i.e. RMB 600,000,000.00, “Hefei Jianxiang Second Installment of Capital Increase Price”) to the bank account opened by the Target Company, of which RMB 85,717,542.66 shall be included in the registered capital of the Target Company and RMB 514,282,457.34 shall be included in the capital reserves of the Target Company;

3.1.2(4) Within five (5) business days after NIO Parties have fulfilled its obligation to pay the NIO Parties Second Installment of Capital Increase Price under Article 3.1.2(1)

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hereof, Anhui Emerging Industry Yuwen Weiyuan Technology shall pay 30% of Anhui Emerging Industry Yuwen Weiyuan Technology Capital Increase Price (i.e. RMB 240,000,000.00, “Anhui Emerging Industry Yuwen Weiyuan Technology Second Installment of Capital Increase Price”, together with NIO Parties Second Installment of Capital Increase Price, Hefei Jianxiang Second Installment of Capital Increase Price and the Second Installment of Capital Increase Price of CS Capital and/or its designated investment entity, the “Second Installment of Capital Increase Price”) to the bank account opened by the Target Company, of which RMB 34,287,017.06 shall be included in the registered capital of the Target Company and RMB 205,712,982.94 shall be included in the capital reserves of the Target Company.

8.

Article 4.8 of the Series B Investment Agreement shall be amended as follows: CS Capital and/or its designated investment entity, Anhui Emerging Industry Yuwen Weiyuan Technology and Hefei Jianxiang have obtained the applicable internal and external approvals in connection with the Transaction and such approvals remain effective until the Closing Date.

9.

Article 8.5 of the Series B Investment Agreement shall be amended as follows: The Target Company shall complete the overall change from a limited liability company to a company limited by shares (the “Share Reform”) by December 31, 2026 (or such other date as agreed by Series A Investors (as defined in the Shareholders Agreement) and Anhui Emerging Industry Yuwen Weiyuan Technology), and the completion date of the Share Reform shall be determined by the date on which the Target Company obtains the business license of the Company as a company limited by shares issued by the competent AMR.

10.	The table in Exhibit 2 to the Series B Investment Agreement (Shareholding Structure of the Target Company after the Completion of this Transaction) shall be amended as follows:

NO.	Name of Shareholder	Subscribed Capital Contribution (in RMB ten thousand)	Percentage of Subscribed Capital Contribution
1	NIO HK	572,197.215578	68.7003%
2	UE HK	155,421.138512	18.6605%
3	Jianheng New Energy Fund	26,223.776224	3.1485%
4	Hefei Jianxiang	28,572.514219	3.4305%
5	Advanced Manufacturing Industry Investment Fund	15,734.265735	1.8891%
6	Anhui Emerging Industry Yuwen Weiyuan Technology	11,429.005688	1.3722%

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NO.	Name of Shareholder	Subscribed Capital Contribution (in RMB ten thousand)	Percentage of Subscribed Capital Contribution
7	CS Capital and/or its designated investment entity	7,143.128554	0.8576%
8	PE HK	7,426.486235	0.8917%
9	Anhui Sanzhong Yichuang	5,244.755245	0.6297%
10	New Energy Automobile Fund	3,496.503497	0.4198%
Total		832,888.789487	100.0000%

11.

Article 13.2 of the Series B Investment Agreement shall be amended as follows: Provisions relating to the relevant rights and obligations of Hefei Jianxiang shall become legally binding on Hefei Jianxiang upon the approval of the Transaction by the competent decision-making authority of Hefei Jianxiang. Provisions relating to the relevant rights and obligations of Anhui Emerging Industry Yuwen Weiyuan Technology shall become legally binding on Anhui Emerging Industry Yuwen Weiyuan Technology upon the approval of the Transaction by the competent decision-making authority of Anhui Emerging Industry Yuwen Weiyuan Technology. Provisions relating to the relevant rights and obligations of CS Capital and/or its designated investment entity shall become legally binding on CS Capital and/or its designated investment entity upon the approval of the Transaction by the competent decision-making authority of CS Capital and/or its designated investment entity.

12.

Article 13.3 of the Series B Investment Agreement shall be amended as follows: If Hefei Jianxiang, Anhui Emerging Industry Yuwen Weiyuan Technology and CS Capital and/or its designated investment entity request to make change to this Agreement in connection with the procedures to obtain approval by their competent decision-making authorities, the Parties agree to enter into a supplement hereto. If there is any inconsistency, such supplement shall prevail.

13.	Article 14.2 of the Series B Investment Agreement shall be amended as follows:

The Parties agree that any notice relating to this Agreement shall only be effective if it is delivered in writing. Delivery in written forms include but are not limited to delivery by courier, mail and email. Any such notice shall be deemed to have been delivered: (a) by courier or personal delivery, on the date it is received by the recipient; (b) by registered or certified mail, seven (7) business days after it is sent; and (c) by e-mail, immediately after the e-mail is successfully sent. Notices shall be deemed effectively given to the following places or to the following e-mail boxes:

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Hefei Jianxiang

Contact: ZHOU Yu

Mailing Address: [***]

Contact No.: [***]

Email: [***]

CS Capital

Contact: DU Shuo

Mailing Address: [***]

Contact No.: [***]

Email: [***]

Anhui Emerging Industry Yuwen Weiyuan Technology

Contact: ZHANG Youpeng

Mailing Address: [***]

Contact No.: [***]

Email: [***]

NIO Parties

Contact: QU Yu

Mailing Address: [***]

Contact No.: [***]

Email: [***]

The Company

Contact: QU Yu

Mailing Address: [***]

Contact No.: [***]

Email: [***]

14.

Each Party hereby acknowledges and agrees that Jianheng New Energy Fund designates Hefei Jianxiang to succeed to all of its rights and obligations under the Series B Investment Agreement in accordance with this Amendment and Supplementary Agreement, and Anhui High-tech Co. designates Anhui Emerging Industry Yuwen Weiyuan Technology to succeed to all of its rights and obligations under the Series B Investment Agreement in accordance with this Amendment and Supplementary Agreement. Each Party hereby waives the right of first refusal it may have in accordance with applicable PRC laws, this Amendment and

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Supplementary Agreement, Target Company’s Articles of Association, or for any other cause with respect to the above designation.

15.

From the Execution Date of this Amendment and Supplementary Agreement, Hefei Jianxiang and Anhui Emerging Industry Yuwen Weiyuan Technology shall be deemed as the successors to their respective subscribed registered capital and shall become parties to the Series B Investment Agreement, as if they had originally executed the Series B Investment Agreement. For the avoidance of doubt, with respect to the subscribed registered capital that has been succeeded, Jianheng New Energy Fund and Anhui High-tech Co. shall no longer bear any obligations under the Series B Investment Agreement corresponding to such subscribed registered capital.

16.

The formation of this Amendment and Supplementary Agreement, its validity, interpretation, implementation and resolution of any disputes arising hereunder shall be governed by and construed in accordance with the laws of the PRC.

17.

Any dispute arising from the implementation of this Amendment and Supplementary Agreement or in connection with this Amendment and Supplementary Agreement shall be resolved through friendly consultation. If any dispute cannot be resolved through consultation within thirty (30) days after the occurrence of such dispute, any Party shall have the right to submit the dispute to the China International Economic and Trade Arbitration Commission located in Beijing for arbitration in accordance with the arbitration rules then in effect. The arbitral tribunal shall consist of three (3) arbitrators appointed in accordance with the arbitration rules. The applicant shall appoint one (1) arbitrator, the respondent shall appoint one (1) arbitrator, and the third (3rd) arbitrator shall be appointed by the first two arbitrators through consultation or appointed by the China International Economic and Trade Arbitration Commission. If any party among the joint applicants or joint respondents fails to jointly appoint an arbitrator, it does not prevent the other party from appointing an arbitrator. The arbitration proceedings shall be conducted in Chinese. The arbitration award shall be final and binding on all Parties.

18.

During the period when a Dispute is being resolved, the Parties shall continue to have their respective rights and perform their obligations under this Amendment and Supplementary Agreement other than those involved in the Dispute.

19.

Unless otherwise provided under the Series B Investment Agreement or this Amendment and Supplementary Agreement, this Amendment and Supplementary Agreement shall become effective upon the execution by the authorized representatives of the foreign entities, and the execution by the legal representatives or authorized representatives or signatories of the PRC entities, and affixation of company seal of the relevant PRC entities. In the event of any inconsistency between the provisions of the Series B Investment Agreement and this Amendment and Supplementary Agreement, the provisions of this

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Amendment and Supplementary Agreement shall prevail. For any matters not provided in this Amendment and Supplementary Agreement, the provisions of the Series B Investment Agreement shall apply.

Unless explicitly amended by this Amendment and Supplementary Agreement, the effectiveness of other provisions in the Series B Investment Agreement shall not be affected by this Amendment and Supplementary Agreement.

20.	This Amendment and Supplementary Agreement shall be written in Chinese in multiple originals with the same legal effect. Each Party shall hold one (1) original.

[SIGNATURE PAGES FOLLOW]

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(This is the Signature Page to the Amendment and Supplementary Agreement to NIO China Series B Investment Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement to be duly executed as of the date first written above.

Hefei Jianheng New Energy Automobile Investment Fund Partnership (Limited Partnership
(Company Chop)

By:/s/ Authorized Signatory
Name: Authorized Signatory
Title:

NIO Confidential

Amendment and Supplementary Agreement to NIO China Series B Investment Agreement -

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement to NIO China Series B Investment Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement to be duly executed as of the date first written above.

Hefei Jianxiang Investment Co., Ltd.
(Company Chop)
By:/s/ Authorized Signatory
Name: Authorized Signatory
Title:

NIO Confidential

Amendment and Supplementary Agreement to NIO China Series B Investment Agreement -

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement to NIO China Series B Investment Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement to be duly executed as of the date first written above.

CS Capital Co., Ltd.
(Company Chop)
By:/s/ Authorized Signatory
Name: Authorized Signatory
Title:

NIO Confidential

Amendment and Supplementary Agreement to NIO China Series B Investment Agreement -

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement to NIO China Series B Investment Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement to be duly executed as of the date first written above.

Anhui Provincial Emerging Industry Investment Co., Ltd.
(Company Chop)
By:/s/ Authorized Signatory
Name: Authorized Signatory
Title:

NIO Confidential

Amendment and Supplementary Agreement to NIO China Series B Investment Agreement -

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement to NIO China Series B Investment Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement to be duly executed as of the date first written above.

Anhui Emerging Industry Yuwen Weiyuan Technology Partnership Enterprise (Limited Partnership)
(Company Chop)
By:/s/ Authorized Signatory
Name: Authorized Signatory
Title:

NIO Confidential

Amendment and Supplementary Agreement to NIO China Series B Investment Agreement -

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement to NIO China Series B Investment Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement to be duly executed as of the date first written above.

NIO Inc.
(Company Chop)
By:/s/ Authorized Signatory
Name: Authorized Signatory
Title:

NIO Confidential

Amendment and Supplementary Agreement to NIO China Series B Investment Agreement -

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement to NIO China Series B Investment Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement to be duly executed as of the date first written above.

Nio Nextev Limited
(Company Chop)
By:/s/ Authorized Signatory
Name: Authorized Signatory
Title:

NIO Confidential

Amendment and Supplementary Agreement to NIO China Series B Investment Agreement -

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement to NIO China Series B Investment Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement to be duly executed as of the date first written above.

NIO User Enterprise Limited
(Company Chop)
By:/s/ Authorized Signatory
Name: Authorized Signatory
Title:

NIO Confidential

Amendment and Supplementary Agreement to NIO China Series B Investment Agreement -

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement to NIO China Series B Investment Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement to be duly executed as of the date first written above.

NIO Power Express Limited
(Company Chop)
By:/s/ Authorized Signatory
Name: Authorized Signatory
Title:

NIO Confidential

Amendment and Supplementary Agreement to NIO China Series B Investment Agreement -

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement to NIO China Series B Investment Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement to be duly executed as of the date first written above.

NIO Holding Co., Ltd.
(Company Chop)
By:/s/ Authorized Signatory
Name: Authorized Signatory
Title:

NIO Confidential

Amendment and Supplementary Agreement to NIO China Series B Investment Agreement -

Signature Page